EXHIBIT 4.3

FIFTH SUPPLEMENTAL INDENTURE

Dated as of November 27, 2020

to

INDENTURE

Dated as of May 12, 2015

THE CHEMOURS COMPANY,

THE GUARANTORS PARTY HERETO,

U.S. BANK NATIONAL ASSOCIATION,

as Trustee,

ELAVON FINANCIAL SERVICES DAC, UK BRANCH,

as Paying Agent,

and

ELAVON FINANCIAL SERVICES DAC,

as Registrar and Transfer Agent

TABLE OF CONTENTS

		PAGE
ARTICLE I		1

SECTION 1.01	Definitions	1

ARTICLE II AMENDMENTS TO THE INDENTURE		2

SECTION 2.01	Amendments to the Indenture	2

ARTICLE III MISCELLANEOUS		2

SECTION 3.01	Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture	2

SECTION 3.02	Concerning the Trustee	2

SECTION 3.03	Multiple Originals; Electronic Signatures	2

SECTION 3.04	GOVERNING LAW	2

FIFTH SUPPLEMENTAL INDENTURE, dated as of November 27, 2020 (this “Fifth Supplemental Indenture”), to the Indenture, dated as of May 12, 2015 (the “Original Indenture”), among THE CHEMOURS COMPANY, a Delaware corporation (the “Company”), each of the subsidiary guarantors party hereto or that becomes a guarantor pursuant to the terms of the Original Indenture (the “Guarantors”), U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”), ELAVON FINANCIAL SERVICES DAC, UK BRANCH, a limited liability company registered in Ireland with the Companies Registration Office (registered number 418442), with its registered office at Building 8, Cherrywood Business Park, Loughlinstown, Dublin 18, D18 W319, Ireland acting through its UK Branch (registered number BR009373) from its offices at 125 Old Broad Street, Fifth Floor, London EC2N 1AR, United Kingdom, as paying agent (the “Paying Agent”), and ELAVON FINANCIAL SERVICES DAC, a limited liability company registered in Ireland with the Companies Registration Office (registered number 418442), with its registered office at Building 8, Cherrywood Business Park, Loughlinstown, Dublin 18, D18 W319, Ireland, as registrar (the “Registrar”) and transfer agent (the “Transfer Agent” and, together with the Paying Agent and the Registrar, the “Euro Agents”).

WHEREAS, the Company, the Guarantors, the Trustee and the Euro Agents have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes of the Company, to be issued in one or more Series;

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the First Supplemental Indenture, dated May 12, 2015, to establish the form and terms of and to provide for the issuance of the Company’s 6.625% Senior Notes Due 2023 (the “2023 Notes”);

WHEREAS, Section 9.02 of the Original Indenture provides, among other things, that except as provided therein, the Company, the Guarantors and the Trustee may amend the Original Indenture, any Guarantee and the Notes (in each case with respect to one or Series of Notes) with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes of the applicable Series then Outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes;

WHEREAS, the Company has heretofore obtained the written consent of the Holders of more than a majority in aggregate principal amount of the 2023 Notes to the amendments described in Article II of this Fifth Supplemental Indenture;

WHEREAS, the Issuer has heretofore delivered to the Trustee the Officer’s Certificate and Opinion of Counsel described in Sections 9.05, 11.04 and 11.05 of the Original Indenture;

WHEREAS, all action on the part of the Company necessary to authorize the execution and delivery of this Fifth Supplemental Indenture have been duly taken; and

WHEREAS, pursuant to Section 9.02 of the Original Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Fifth Supplemental Indenture (the Original Indenture, as supplemented by the First Supplemental Indenture and this Fifth Supplemental Indenture being hereinafter called the “Indenture”).

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.01. Definitions.

(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture, as supplemented by the First Supplemental Indenture.

(b) The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

ARTICLE II

AMENDMENTS TO THE INDENTURE

SECTION 2.01. Amendments to the Indenture.

(a)	The first sentence of the first paragraph of Section 2.10(d) of the First Supplemental Indenture shall be deleted in its entirety and replaced with the following:

“On and after May 15, 2018, the Company may redeem the Notes, in whole or in part, upon not less than 2 business days’ nor more than 60 calendar days’ notice, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed beginning on May 15 of the years indicated below:”

(b)	The second paragraph of Section 2.10(d) of the First Supplemental Indenture shall be deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, in connection with any tender offer for all of the outstanding Notes at a price of at least 100% of the principal amount of the Notes tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date (including any Change of Control Offer), if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or (in the case of a Change of Control Offer) any third party making such a tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 1 business day nor more than 60 calendar days’ prior notice, given not more than 30 calendar days following such purchase date, to redeem all Notes that remain Outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date.”

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Ratification of Original Indenture; Supplemental Indenture Part of Original Indenture. Except as expressly amended hereby, the Original Indenture, including Section 11.18 thereof regarding submission to jurisdiction, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.02. Concerning the Trustee. The recitals contained herein and in the 2023 Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture or of the 2023 Notes.

SECTION 3.03. Multiple Originals; Electronic Signatures. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.04. GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

THE CHEMOURS COMPANY

By:	/s/ Sameer Ralhan
	Name:	Sameer Ralhan
	Title:	Senior Vice President and Chief Financial Officer

THE CHEMOURS COMPANY FC, LLC

By:	/s/ Sameer Ralhan
	Name:	Sameer Ralhan
	Title:	Senior Vice President and Chief Financial Officer

CHEMFIRST INC.

By:	/s/ Sameer Ralhan
	Name:	Sameer Ralhan
	Title:	Senior Vice President and Chief
Financial Officer

FIRST CHEMICAL CORPORATION

By:	/s/ Sameer Ralhan
	Name:	Sameer Ralhan
	Title:	Senior Vice President and Chief
Financial Officer

FIRST CHEMICAL TEXAS, L.P.
By FT CHEMICAL INC., its general partner

By:	/s/ Sameer Ralhan
	Name:	Sameer Ralhan
	Title:	Senior Vice President and Chief
Financial Officer

FT CHEMICAL, INC.

By:	/s/ Sameer Ralhan
	Name:	Sameer Ralhan
	Title:	Senior Vice President and Chief
Financial Officer

FIRST CHEMICAL HOLDINGS, LLC

By:	/s/ Sameer Ralhan
	Name:	Sameer Ralhan
	Title:	Senior Vice President and Chief
Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Annette Marsula
Name: Annette Marsula
Title: Vice President